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                    DATA NATIONAL CORPORATION

                           FORM 10-QSB

                        December 31, 1996




  (a)    Exhibits:

     10.1      Revolving Note
     10.2      Credit and Security Agreement
     10.3      Collateral Account Agreement
     10.4      Agreement as to Lockbox Service
     10.5      Landlord's Disclaimer and Consent
     10.6      Support Agreement - Richard S. Simms
     10.7      Support Agreement - Donald V. Warriner
     10.8      Guaranty by Corporation
     10.9      Security Agreement for Guaranty
     10.10     Security Agreement in  Favor of Norwest Bank NA
     10.11     Subordination Agreement
     10.12     Assignment





















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                             REVOLVING NOTE

$500,000                                                      Denver, Colorado
                                                               January 3, 1997

     For value received, the undersigned, Service Business Systems, Inc., a Colorado corporation (the "Borrower"), hereby promises to pay on December 31, 1998 to the order of Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this
Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement.

     This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       SERVICE BUSINESS SYSTEMS, INC.


BY (Signature)                         /s/Donald V. Warriner
(Name and Title)                       Donald V. Warriner,
                                       President and CEO